UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  January 18, 2013 (January 14, 2013)

Excel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

595 Madison Avenue, Suite 1101 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 921-2000

Not Applicable
(Former name or former address, if changed since last report)

Copies to:
Stuart Neuhauser, Esq.
Benjamin S. Reichel, Esq.
Ellenoff Grossman & Schole LLP
150 E. 42nd Street, 11th Floor
New York, New York 10017
Telephone: (212) 370-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

EXCEL CORPORATION

TABLE OF CONTENTS

Page

Item 2.01 Completion of Acquisition or Disposition of Assets	1

The Merger	1

Description of Our Company	2

Description of Our Business	2

Forward-Looking Statements	6

Security Ownership of Certain Beneficial Owners and Management	6

Executive Officers and Directors	7

Item 3.02 Unregistered Sales of Equity Securities	9

Description of Capital Stock	10

Item 5.01 Changes in Control of Registrant	12

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	12

Item 9.01 Financial Statements and Exhibits	13

Item 2.01   Completion of Acquisition or Disposition of Assets

The Merger

On January 14, 2013, Excel Corporation (the “Company”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Excel Business Solutions, Inc., a Delaware corporation (“EBSI”), and ECB Acquisition Corp., our newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into EBSI, and EBSI, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, each share of EBSI’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive an aggregate of 33,532.446 shares of common stock, par value $0.0001 per share of the Company, with fractional shares of the Company’s common stock rounded up or down to the nearest whole share.

Following the closing of the Merger, there were 65,201,223 shares of common stock issued and outstanding. Moreover, we are contractually obligated to issue 1,863,669 additional shares of common stock to certain holders of preferred stock of our subsidiary,  XL Fashions, Inc. (“XL”), in exchange for their preferred stock pursuant to certain executed exchange agreements.  Following the issuance of 1,863,669 shares to such holders, approximately 50% of our issued and outstanding shares will be held by the former stockholders of EBSI and approximately 50% will be held by the former stockholders of the Company. The foregoing percentages exclude options granted to Robert Stone (the “Stone Options”) to purchase 250,000 shares of our common stock pursuant to his employment agreement with the Company, of which 100,000 have vested to date.

 The shares of our common stock issued to former holders of EBSI’s common stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.

The Merger was approved by all of the holders of the outstanding shares of EBSI’s common stock by written consent.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Merger,  a new board of directors was appointed.  The new board of directors consists of Ruben Azrak, Victor Azrak, Charles Azrak, David Popkin, Meyer “Marcus” Clapman and Antonio Rubio. In addition, upon the closing of the Merger, each of the officers of the Company resigned and David Popkin and Shawn Alcoba were appointed as the Chief Executive Officer and Comptroller of the Company, respectively.

The number of our board of directors was fixed at 7 simultaneously with the closing of the Merger and can be fixed from time to time by the board or our stockholders.  A vacancy on our board of directors may be filled by the vote of a majority of the directors holding office.  Our seventh director will be appointed by the current board of directors in the future. All directors hold office for one-year terms until the election and qualification of their successors.  Officers are appointed by the board of directors and serve at the discretion of the board.

Small Business Issuer.  Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of Our Company

The Company was incorporated in November 2010 for the purpose of commencing a licensing business. In addition to EBSI’s business that we acquired, we are a United States based licensing, merchandising and distribution company focused on bringing national and international brands to the retail marketplace through licenses that we grant to manufacturers, distributors and/or retailers. We intend to either acquire these brands or license them from brand owners and then license those brands to third party licensees. Our business strategy is to select the appropriate branded products for the United States and international markets and leverage the senior relationships of our management team and that of our licensees to facilitate sales of branded products.

EBSI was incorporated in November 2012.  EBSI is a Merchant Acquirer (as described below) with the intention of providing credit and debit card processing services to merchants in a variety of industries.  EBSI also plans to engage in financing the acquisition of existing merchant credit card portfolios. To date, EBSI has not begun operations.  As a result of the Merger, EBSI became a wholly-owned subsidiary of the Company and the Company succeeded to the business of EBSI.

Description of Our Business

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Merger refer to EBSI, as a privately owned company, and for periods subsequent to the closing of the Merger refer to the Company and its subsidiaries (including EBSI).

Overview

In the Payment Processing Industry, EBSI acts as a Merchant Acquirer.  Our primary business will be to provide bankcard payment processing services to merchants in the United States. This entails establishing a contractual relationship with a processor.  The processer, in turn, facilitates the exchange  of information and funds between merchants and cardholders' financial institutions, providing end-to-end electronic payment processing services to merchants, including merchant set-up and training, transaction authorization and electronic draft capture, clearing and settlement, merchant accounting, merchant assistance and support and risk management. We will primarily target small and mid-sized merchants as clients. Such clients will be solicited directly through an internal sales effort and by recruiting Independent Sales Organizations (“ISOs”).   ISOs are sales agents authorized by contract with one or more credit card processors to sell processing and acquiring services on their behalf. ISOs navigate the merchant’s application for processing and acquiring services through the process of approvals, credit checks, guarantees, etc. that are required before the merchant can be approved to accept consumer credit cards for payment.

In addition, we plan to be in the business of acquiring recurring monthly residual income streams derived from credit card processing fees paid by retail stores in the United States (the “Residual Portfolios”). Small and medium-sized retail merchants typically buy their credit card processing and acquiring services from ISOs in the U.S. Consistent with being a Merchant Acquirer, we will not act as a credit card processor, but simply as a purchaser of revenue streams resulting from the relationships between processors and ISOs and other ISOs. In addition, we may also seek to acquire servicing rights with respect to Residual Portfolios acquired from ISOs.  EBSI has entered into a non-binding Letter of Intent with RBL Capital Group, LLC (“RBL”) to serve as a facility to fund the acquisition of such residual income streams.  RBL may underwrite each prospective portfolio and subsequently provide funding for the purchase of the respective portfolio.

Our purchases of Residual Portfolios are expected to range in size and complexity from one-time events involving a single portfolio to multiple events over an extended period covering the entire current and possibly future portfolios of an ISO.  Our aim is to acquire merchant Residual Portfolios by acquiring them directly from the ISOs that originated the contracts with the merchants. In a Residual Portfolio purchase, we buy the rights to the residual revenue streams owned by the ISO for a negotiated amount. Prior to acquisition of the Residual Portfolio from the ISO, our company and the ISO notify the processor that we plan to acquire the rights to the Residual Portfolio and that all future residual payments should be paid to us.  Processors are required to approve all such acquisitions as a condition of closing.

The Industry

The payment processing industry provides merchants with credit, debit, gift and loyalty card and other payment processing services, along with related information services. The industry continues to grow as a result of wider merchant acceptance, increased consumer use of bankcards and advances in payment processing and telecommunications technology. According to The Nilson Report, February 2012, combined consumer and commercial credit, debit, and prepaid cards generated $3.595 trillion in purchase volume in 2011, up 10.4% from 2010.  The proliferation of bankcards has made the acceptance of bankcard payments a virtual necessity for many businesses, regardless of size, in order to remain competitive. This use of bankcards, enhanced technology and security initiatives, efficiencies derived from economies of scale and the availability of more sophisticated products and services to all market segments has led to a highly competitive and specialized industry.

The detailed network of a credit card transaction includes several aspects: credit card associations (i.e. Visa and MasterCard); card issuers; merchants; merchant acquirers; processors; and the consumers who are buying the goods and merchants that are selling them.  The card issuers distribute cards to consumers, bill them and collect payment from them.  The processor is responsible for delivering the transaction to the appropriate card issuer so that the customer is billed and the merchant receives funds for the purchase.  The merchant acquirer recruits merchants to accept cards and provides the front-end service of routing the transaction to the network’s processing facilities.  Merchant acquirers often delegate the actual processing to third-party service providers.

Merchant acquirer revenue is primarily comprised of credit and debit card fees charged to merchants, net of association fees, otherwise known as Interchange, for payment processing services, including authorization, capture, clearing, settlement and information reporting of electronic transactions.  Fees are calculated on either a percentage of the dollar volume of the transaction or a fixed fee or a hybrid of the two and are recognized at the time of the transaction.  For example, funds from a $100 transaction, using Visa or MasterCard, may be allocated as depicted.

Bankcard processing revenue from contracted Merchants is typically recurring in nature.  The industry average term of a Merchant contract is three years.

We anticipate the uptrend in credit card use to continue. As consumers age, we expect that they will continue to use the payment technology to which they have grown accustomed. Young consumers have become accustom to using bankcards and other electronic payment methods for purchase. As these consumers, who have witnessed the wide adoption of card products, technology and the Internet, comprise a greater percentage of the population and increasingly enter the work force, it can be expected that purchases using card-based payment methods will comprise an increasing percentage of total consumer spending.

The proliferation of credit and debit cards has made the acceptance of bankcards a necessity for businesses, both large and small, in order to remain competitive. As a result, many of these small to medium-sized businesses are seeking to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and checks as the only forms of payment for their products. Previously, larger acquiring banks have marketed credit card processing services to national and regional merchants and have not focused on small to medium-sized merchants, as small to medium-sized merchants have often been perceived as too difficult to identify and expensive to service.  These merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors.

Market researchers expect dramatic growth in card-not-present transactions due to the rapid growth of the Internet. According to Forrester Research, US online sales were $155 Billion in 2009 and nearly $250 Billion in 2014. This growth is based on the continued shift of sales away from traditional brick and mortar stores to online and catalog purchases and the trend is projected to continue.  Furthermore, where concerns around secure transactions had once been in the forefront, as those concerns continue to subside, the reluctance to use bankcards will further diminish and the uptrend in bankcard volume will likely be bolstered.

Our Services

We will sell electronic payment processing services, which include credit and debit card processing, check approval, and ancillary processing equipment and software services to merchants who accept credit cards, debit cards, checks, and other non-cash forms of payment.  In addition, we will acquire monthly residual streams currently in place between ISOs and processors.

Sales and Marketing

Our in-house sales effort will focus on soliciting small to medium-sized merchants. These merchants may be underserved by the large processors in terms of pricing and customer service and may therefore be better suited to receive service from a merchant acquirer.  As a result of our processing relationships, we believe that we will be able to provide competitively priced credit and debit card processing while providing a high level of customer service.

We will utilize our extensive relationships with management’s network of ISOs to reach merchants in an array of industries and geographic locations.  ISOs either cultivate new or existing relationships with merchants in order to sell them payment processing services.

Much of our efforts will include expanding our base of ISOs because we believe it is a cost effective solution to expanding our reach.  We intend to aggressively advertise in industry publications as well as use social media outlets to recruit ISOs to bolster our sales efforts as well as those ISOs who would be interested in selling their residual portfolio streams.

Government Regulations

The industry in which we operate is subject to extensive governmental regulation. In particular, there are numerous laws and regulations restricting the purchase, sale, and sharing of personal information about consumers. Although, as the merchant acquirer, we do not expect to have possession of consumer level data and, therefore, do not believe that we will be subject to these regulations, the laws in this area are new and continuing to evolve. Accordingly, it is difficult to determine whether and how existing and proposed privacy laws will apply to our business.  The electronic payment processor is subject to regulation by federal, state and professional governing bodies. Prospective financial institution customers, including commercial banks and credit unions, operate in markets that are subject to rigorous regulatory oversight and supervision.

Competition

The payment processing industry is highly competitive.  The Merchant Acquirer competes with ISOs for the acquisition of merchant agreements.  Several large processors including First National Bank of Omaha, Chase Paymentech, L.P., Bank of America Merchant Services and Wells Fargo frequently solicit merchants directly or through their own network of ISOs.  In many cases, larger competition has demonstrated to not be as nimble in adjusting to changes in the market and we believe will not be as able as we will be to provide superior service that many small and mid-sized business owners require.

When competing for the acquisition of existing residual stream portfolios, pricing will be the determining factor.  Other than straightforward cash acquisitions and offering favorable contractual terms, the ability to offer publicly traded stock as part of the purchase price will be a valuable competitive advantage.  ISOs considering the sale of their residual stream may ultimately prefer to seek financing using their portfolio as collateral rather than directly selling the asset.

Employees

As of January 15, 2012, we have 5 full-time employees, including the executive staffs.  Currently, we don’t have employment agreements with all of them, except with David Popkin and Shawn Alcoba. We will also utilize independent consultants to assist with accounting and compliance matters.

Properties

We lease executive offices at 595 Madison Avenue, Suite 1101 New York, NY 10022.  The lease term will expire on January 15, 2017 and we currently pay $5,000 per month as subtenant. We intend to lease additional space in the New York City area to expand operations.

Legal Proceedings

To date, there have been no lawsuits filed against EBSI nor has EBSI filed lawsuits as the plaintiff.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy and financial results.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of our services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of January 14, 2013 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power.  Each 5% stockholder's address is c/o Excel Corporation at 595 Madison Avenue, Suite 1101 New York, NY 10022, unless stated otherwise.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
5% Owners:
Sarah Azrak(2)	10,007,200	15.3%
The Samuel Chanin Irrevocable Insurance Trust December 21, 2006(3)	6,474,320	9.9%
S.E.A Forever LLC(4)	3,862,570	5.9%
Executive Officers and Directors:
David Popkin	1,330,084	2.0%
Shawn Alcoba	992,600	1.5%
Meyer “Marcus” Clapman	2,481,499	3.8%
Antonio Rubio	2,481,499	3.8%
Ruben Azrak	3,104,600	4.8%
Victor Azrak	3,104,600	4.8%
Charles Azrak	3,104,600	4.8%
All executive officers and directors as a group (seven persons)	16,599,482	25.5%

_____________________

(1)
Based on 65,201,223 shares of our common stock issued and outstanding, which does not include the 1,863,669 shares we are contractually obligated to issue upon conversion of the outstanding shares of XL’s, preferred stock.

(2)
Sarah Azrak is a natural person with voting and dispositive power over 6,902,600 shares of our common stock as trustee for The Azrak Family 2010 Irrevocable Trust. In addition, she is the holder of 3,104,600 shares of our common stock. Ms. Azrak is the wife of Ruben Azrak. Victor and Charles Azrak are the sons of Ruben and Sarah Azrak.

(3)
Lieba Chanin is a natural person with voting and dispositive power over 6,474,320 shares of our common stock as trustee for The Samuel Chanin Irrevocable Insurance Trust December 21, 2006.  Mrs.   Chanin is the sister-in-law of Isroel Chanin, Mendel Chanin and Yekusiel Chanin who are also our shareholders.

(4)	Yeruchem Blesofsky is a natural person with voting and dispositive power over 3,862,570 shares of our common stock held by S.E.A. Forever LLC.

Executive Officers and Directors

The following persons comprise our executive officers and directors as of January 14, 2013, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position with the Company
David Popkin	38	Chief Executive Officer and Director
Shawn Alcoba	38	Comptroller
Ruben Azrak	60	Director
Charles Azrak	25	Director
Victor Azrak	30	Director
Meyer “Marcus” Clapman	35	Director
Antonio Rubio	42	Director

Biographies

David Popkin, Chief Executive Officer and Director. Mr. Popkin became a director of ours and our Chief Executive Officer upon consummation of the Merger. Mr. Popkin has been a Real Estate developer since 2000.  He has overseen all facets of the business beginning with land acquisition, obtaining city approvals, securing financing, construction management and culminating in the sale or ongoing property management effort.  Since March, 2012, he has served as the Managing Member of Unite & Opus, LLC.  Mr. Popkin has a Bachelor of Arts in Economics and Philosophy as well as a Masters of International Affairs, both from Columbia University. Our board is of the opinion that David Popkin’s prior experience in business management and development qualifies him to serve as a member of our board of directors.

Shawn Alcoba, Comptroller. Shawn Alcoba became our Comptroller upon consummation of the Merger. He served as the Comptroller for Intermedia.net Inc., a provider of cloud computing services for small and medium sized businesses, from January 2007 until the company was purchased by Oak Hill Capital Management Partners in May 2011. From June 2011 to October 2012, he continued at Intermedia.net Inc. under the new ownership. Mr. Alcoba graduated from Columbia University in 1998.

Meyer “Marcus” Clapman, Director. Mr. Clapman became a director of ours upon consummation of the Merger. From December 2005 to August 2009, Mr. Clapman served as the Director of Business Development at Business Payment Systems. He aided in strategic investments, product development, cultivating ISO relationships and third party alliances that directly contributed to that company achieving $3.5 Billion in annual transactional volume and becoming the largest Merchant Acquirer as measured by registered representatives.   Mr. Clapman has also served in the comparable role since September 2009 as Director of Business Development for Tribul Merchant Services after his employment at Business Payment Systems with Tribul Merchant Services.  Mr. Clapman graduated from the Talmudic Seminary of America in 1999. Our board is of the opinion that Mr. Clapman’s prior experience working for a Merchant Acquirer qualifies him to serve as a member of our board of directors.

Antonio Rubio, Director. Mr. Rubio became a director of ours upon consummation of the Merger. He has over 15 years’ experience in the Merchant Acquisition Industry. Since its inception in 2006 to present, Mr. Rubio has been the President at VLA Merchant Services where he recruited bilingual sales agents for merchant acquirers.  Mr. Rubio managed over two hundred Sales Agents targeting Hispanic business owners.  Mr. Rubio completed his Bachelor of Science at O&M University in the Dominican Republic. Our board is of the opinion that Antonio Rubio’s prior experience in the Merchant Acquisition Industry qualifies him to serve as a member of our board of directors.

Ruben Azrak, Director. Ruben Azrak a founder of the Company and has been a director since our incorporation in November 2010. Mr. Azrak was our Chief Executive Officer from inception until the date of the Merger. Beginning in 1998, along with Russell Simmons, Mr. Azrak developed Phat Farm Licensing. Phat Farm Licensing was sold in 2004. In 1996 he started Check Group LLC, a company engaged in the apparel business. Mr. Azrak subsequently sold his entire interest in Check Group to a partner. Mr. Azrak is Chairman and a Director of RVC Enterprises, which was formed with his two sons, Victor and Charles. RVC, through its subsidiaries and affiliates, now licenses ROCAWEAR, the ladies sportswear line from the entertainer-entrepreneur Jay-Z. In addition, RVC owns the license for ELLEN TRACY sportswear and BEVERLY HILLS POLO CLUB. Mr. Azrak is also President and the sole director of Lifeguard Licensing Corp. and Lucky Star licensing. Mr. Azrak is active in the real estate business as both an investor and owner of a number of commercial buildings throughout the NY City area. Our board is of the opinion that Ruben Azrak’s prior experience in licensing with both Phat Farm Licensing and RVC qualifies him to serve as a member of our board of directors. Mr. Azrak is the father of Charles Azrak and Victor Azrak.

Charles Azrak, Director. Charles Azrak has been a director of ours since inception. Mr. Azrak was our Vice President and Secretary from inception until the date of the Merger. He has been involved in all phases of RVC's operations since 2006; specifically, finance, sourcing of product and production. Charles Azrak is Vice President, Secretary and a director of RVC. Our board is of the opinion that Charles Azrak’s prior experience in licensing with RVC qualifies him to serve as a member of our board of directors. Charles Azrak is the son of Ruben Azrak and the brother of Victor Azrak.

Victor Azrak, Director. Victor Azrak has been a director of ours since inception. Mr. Azrak was our Vice President from inception until the date of the Merger.  He managed Apple Bottoms, a women's clothing line from 2005 to 2006 He oversaw product development, sales and design at Apple Bottoms and has continued in that capacity at RVC, since 2006. Victor Azrak is President and a Director of RVC. Our board is of the opinion that Victor Azrak’s prior experience in licensing with RVC qualifies him to serve as a member of our board of directors. Victor Azrak is the son of Ruben Azrak and the brother of Charles Azrak.

Employment Agreements and Compensation

Upon the closing of the Merger, the Company entered into employment agreements with David Popkin and Shawn Alcoba, respectively. The terms of their employment agreements are identical except the amount of their annual salary. David Popkin, our Chief Executive Officer, earns a salary of $180,000 per year. Shawn Alcoba, our Comptroller, earns a salary of $120,000 per year.  They are also entitled to participate in the Company’s benefit plans and to receive such additional consideration, including cash and stock bonuses and option grants, as determined by our board of directors. Their employment agreements can be terminated, among the other things, by the Company for cause or by the employees for certain good reasons. Their employment agreements also contain customary provisions of confidentiality and non-competition or non-solicitation.

Prior to the Merger, the Company entered into an employment agreement with Robert Stone, our Vice-President of Licensing. He earns a salary of $120,000 per year.  He is also entitled to receive a commission equal to 10% of all revenues generated from licenses he procures and bonuses as determined by our board of directors. The Company granted options to him to purchase up to 250,000 shares of our common stock at an exercise price of $0.40 per share. Among them, options to purchase 100,000 of such shares vested on February 1, 2012 and options to purchase 50,000 shares will vest on each of February 1, 2013, February 1, 2014 and February 1, 2015, respectively.  His employment agreement can be terminated by the Company for cause or without cause. His employment agreement also contains customary provisions of confidentiality and non-competition or non-solicitation.

Directors’ and Officers’ Liability Insurance

We are in the process of obtaining directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

Code of Ethics

The board of directors has approved, and we have adopted, a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We will provide a copy of the Code of Business Conduct and Ethics free of charge upon request to any person submitting a written request to our Chief Executive Officer.

Item 3.02    Unregistered Sales of Equity Securities

The 33,532, 446 shares of our common stock issued to former holders of EBSI’s common stock in connection with the Merger were not registered under the Securities Act, in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Description of Capital Stock

Authorized Capital Stock

We have authorized 210,000,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger, we have issued and outstanding securities as follows:

•	65,201,223 shares of common stock;

•	no shares of preferred stock; and

•
Options to Robert Stone to purchase 250,000 shares of common stock at an exercise price of $0.40 per share. Among them, options to purchase 100,000 shares vested on February 1, 2012 and options to purchase 50,000 shares will vest on each of February 1, 2013, February 1, 2014 and February 1, 2015, respectively.

We are contractually obligated to issue 1,863,669 additional shares of common stock to certain holders of preferred stock of XL in exchange for their preferred stock pursuant to certain executed exchange agreements.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to utilize all available funds to develop our business.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs. We can give no assurances that we will ever have excess funds available to pay dividends.

Lock-up Agreements

All shares of our common stock issued in the Merger to the former shareholders of EBSI in exchange for their shares of common stock of EBSI are subject to lock-up agreements.  In addition, all shares of our common stock issued, prior to the Merger, to our directors, officers or beneficial owners of a minimum of five percent (5%) of the shares of common stock are subject to lock-up agreements.  These lock-up agreements provide that such persons, without the prior written consent of our board of directors, may not sell or transfer any of their shares for a period of 12 months following the Merger, with the exception of the following: (i) contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (ii) a bona fide gift or gifts to persons who agree, in writing, to be bound to the terms of the lock-up agreements, (iii) transfer to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of such shareholders or their immediate family, who agrees, in writing, to be bound to the terms of the lock-up agreements, or (iv) transfer by operation of law.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as we will be, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Article VII of our Bylaws provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our Bylaws are intended to strengthen the board’s position in the event of a hostile takeover attempt.  These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the board or by a stockholder who complies with the procedures set forth in the Bylaws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board under the trading symbol “EXCC.” There has been minimal trading of our common stock.

The transfer agent for our common stock is Interwest Transfer Company, Inc.

Item 5.01   Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our officers resigned as of January 14, 2013, effective upon the closing of the Merger.  Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), EBSI’s audited financial statements for the fiscal year ended December 31, 2012 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)       Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements will be filed by amendment to this Current Report on Form 8-K no later than 75 days after consummation of the Merger pursuant to 17 CFR 210.8-04 and 201.8-05.

(d)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 14, 2013, by and among Excel Corporation, ECB Acquisition Corp. and Excel Business Solutions, Inc.
2.2	Certificate of Merger, dated January 14, 2013 merging ECB Acquisition Corp. with and into Excel Business Solutions, Inc.
10.1	David Popkin’s Employment Agreement
10.2	Shawn Alcoba’s Employment Agreement
10.3	Form of Lockup Agreement
99.1	EBSI audited financial statements for the year ended December 31, 2012
99.2	Press release dated January 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 18, 2013

EXCEL CORPORATION

By:	/s/ David Popkin
Name: David Popkin
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 14, 2013, by and among Excel Corporation, ECB Acquisition Corp. and Excel Business Solutions, Inc.
2.2	Certificate of Merger, dated January 14, 2013 merging ECB Acquisition Corp. with and into Excel Business Solutions, Inc.
10.1	David Popkin’s Employment Agreement
10.2	Shawn Alcoba’s Employment Agreement
10.3	Form of Lockup Agreement
99.1	EBSI audited financial statements for the year ended December 31, 2012
99.2	Press release dated January 16, 2013